Exhibit 99.1

Multi-Color Declares Quarterly Dividend

Cincinnati, OH—August 1, 2013—Multi-Color Corporation (NASDAQ:LABL) announced today that its Board of Directors declared the Company’s quarterly cash dividend for the second quarter of fiscal year 2014. The dividend is a payment of five cents per common share, payable September 1, 2013, to shareholders of record at the close of business on August 15, 2013.

About Multi-Color (http://www.mcclabel.com)

Cincinnati, Ohio, U.S.A. based Multi-Color Corporation (MCC), established in 1916, is a leader in global label solutions supporting a number of the world’s most prominent brands including leading producers of home and personal care, wine and spirit, food and beverage and specialty consumer products. MCC serves international brand owners in North, Central and South America, Europe, Australia, New Zealand, South Africa and China with a comprehensive range of the latest label technologies in Pressure Sensitive, Cut and Stack, In-Mold, Shrink Sleeve and Heat Transfer. MCC employs approximately 3,000 associates across 28 operations globally and is a public company trading on the NASDAQ Global Select Market Exchange (company symbol: LABL).

For additional information on Multi-Color, please visit http://www.mcclabel.com.

For more information, please contact: Sharon E. Birkett

Vice President and Chief Financial Officer

Multi-Color Corporation, (513) 345-5311